                                                                    Exhibit 99.1


NEWS RELEASE
FOR IMMEDIATE RELEASE

COMPANY CONTACT:                              INVESTORS CONTACT:
Anthony J. Simonetta                          Hayden Communications
Chief Financial Officer                       Brett Maas  (brett@haydenir.com)
(302) 456-6789                                Matt Hayden (matt@haydenir.com)
www.sdix.com                                  (843) 272-4653
------------

        STRATEGIC DIAGNOSTICS REPORTS FOURTH QUARTER AND YEAR-END RESULTS

     o Revenues for the fourth quarter increased 6.8% to $6.7 million compared to Q4 2003
     o  Gross Margins for 2004 increased to 56.5% compared to 43.3% for 2003
     o Cash and cash equivalents increased to $8.1 million, up from $5.2 million in 2003.
     o Management team is in place after a year of recruiting and reorganization.


NEWARK, DEL., MARCH 3, 2005 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX) - a leading provider of biotechnology-based detection solutions for a broad range of food, water, agricultural, industrial, environmental applications, today reported financial results for the fourth quarter and fiscal year ended December 31, 2004.

Revenues for the fourth quarter of 2004 increased 6.8% to $6.7 million, compared to $6.3 million for the fourth quarter of 2003. Operating expenses for the fourth quarter decreased 34% to $6.1 million, compared to $9.1 million for the fourth quarter of 2003, which was primarily due to the Company incurring a non-cash charge of $3.0 million in connection with the write-down of certain antibody inventories during 2003. Pre-tax income totaled $654,000 for the three months compared to pre-tax loss of $2.9 million for the same period in 2003. Net income in the fourth quarter of 2004 was $666,000, or $0.03 per diluted share, compared to net loss of $1.7 million, including the $3.0 million non-cash charge described above, or $0.09 per diluted share, in the fourth quarter of 2003.

Matthew H. Knight, the Company's President and CEO, commented: "We have made significant progress in our efforts to restructure the Company, and are delivering on our commitment to sequential quarterly revenue improvement. We continue to focus a disciplined effort to capitalize upon a number of significant growth opportunities before us. We continue to rationalize our product lines, build our sales and marketing organizations, strengthen our management team, and re-engineer our product development and manufacturing processes to support growth across key product lines. These initiatives are producing meaningful results as evidenced by solid traction and positive trends in several market segments. Revenues in the fourth quarter of 2004 increased 6.8%, while gross margins and net income for the quarter all displayed the same positive trends. SDI is well-positioned as a technology and solutions leader in industrial bio-testing and custom antibody production, and we expect to build upon our fourth quarter performance in 2005."

For the year ended December 31, 2004, revenues were $24.0 million, versus $25.6 million in the prior year, a decrease of 6.1%. Operating expenses for 2004 were $22.2 million, versus $27.2 million in the prior year, a decrease of 18.1%. Gross profit (defined as total revenues less manufacturing costs) increased $2.5 million to $13.6 million during 2004 primarily due to the $3.0 million non-cash charge discussed above. Gross margin improved from 43.3% in 2003 to 56.5% in 2004. The improvement in gross margin is attributable to both the non-cash charge in 2003, $389,000 of revenue in 2004 related to the Company's sale of certain antibody inventories written-off during 2003, and a reduction in manufacturing expenses of $1.1 million during 2004, reflecting the benefit of the Company's ongoing efforts on manufacturing process improvement and supply chain management. The Company continues to aggressively introduce new, higher value product offerings, as well as move to discontinue low margin products and services. Research and development expenses were $2.6 million in 2004 and 2003, reflecting the Company's continuing development efforts in the Company's food safety and water toxicity product lines. Selling, general and administrative expenses declined $805,000 in 2004 compared to 2003. Included in selling, general and administrative expenses for 2003 was a $605,000 provision for severance and related expenses associated with the Company's termination of its former CEO in May 2003 and COO in late December 2003. During 2004, the Company also benefited from the recovery of a $100,000 receivable it had written-off in 2001. Pre-tax income totaled $1.8 million for the 2004 year compared to a pre-tax loss of $1.6 million for 2003. Net income for the year ended December 31, 2004 was $1.5 million, or $0.08 per diluted share, compared to a net loss of $854,000, or $0.04 per diluted share in 2003.

WATER AND ENVIRONMENTAL PRODUCTS
--------------------------------
Revenue increased 11% to $1.6 million for the fourth quarter of 2004 compared to $1.4 million for the same quarter in the prior year, and decreased by 11.4% to $6.1 million for the year-ended December 31, 2004, compared to $6.9 million in 2003. In aggregate, the year over year decline relates primarily to a decrease in the number of remediation projects and correlated use of on-site testing in the U.S. Alternatively, in Europe, water quality revenues grew 21% in 2004. Pricing pressure from direct competitors and lab-based testing services contributed to the decline, as did the Company's efforts to discontinue production and sales of low margin products, including several "build-to-order" test kits.

FOOD SAFETY PRODUCTS
--------------------
Food safety revenues were $2.2 million in the fourth quarter of both 2004 and 2003, and increased by 3.3% to $7.4 million for the year ended December 31, 2004 when compared to the prior year.

Food pathogen test sales in the fourth quarter were up 125% compared to the same quarter of 2003 and 27% over the third quarter of 2004, the continuation of the positive trend, which saw sales increase 91% and 46% for the third and second quarters of 2004, respectively, compared to the corresponding year-ago periods. The increase was led by sales of test kits for E. coli, Salmonella and Listeria, which grew by 77%. The Company launched its Listeria test kit in June 2004, and it has become the fastest growing product in the Company's food pathogen line of products.

Sales of the Company's products to detect genetically modified (GM) traits, other than StarLink(TM), were essentially flat in 2004 when compared to 2003. In 2004, results were favorably impacted by a sizeable sale of new tests for soybean trait detection in the Brazilian market, which was offset by declining sales in the U.S. due to changes in customer requirements that reduced order sizes. Sales of the Company's test kits to detect StarLink(TM) were approximately $1.1 million and $1.6 million in 2004 and 2003, respectively, and management expects StarLink(TM) test kit sales to continue to decrease in 2005. The Company also saw a significant decrease in cottonseed testing, which was down 33% for 2004 as compared to 2003, due primarily to changes in the industry's statistical analysis for seed quality and the impact of inclement weather on the U.S. cotton harvest.

ANTIBODY PRODUCTS
-----------------
Antibody revenues increased 10% to $2.9 million for the fourth quarter of 2004 compared to $2.6 million for the same quarter in the prior year, but decreased 7.9% for 2004 compared to 2003. The fourth quarter increase over the prior year, in addition to a 14% increase over the third quarter of 2004, is an extension of a continuing improvement in business, which saw a steep decline in revenues in the first half of the year that was associated with several large, one-time customer projects in 2003, and the discontinuation of low margin business. Included in the antibody revenues for 2004 was $389,000 associated with inventories written-off during 2003. Custom and made-to-order antibody services and products are at the core of SDI technology and management is encouraged by this improvement in this key business area.

2005 CORPORATE AND GROWTH INITIATIVES
-------------------------------------

     o FOOD PATHOGENS: The Company continues to focus on gaining broader market acceptance for both the technical and commercial benefits of its food pathogen testing technology. SDI's food pathogen tests provide customers with actionable information, meeting or exceeding their requirements for both sensitivity and specificity. These tests are faster, easy to interpret, formatted for point of use, and can dramatically lower the customers total cost in use when compared to traditional laboratory or instrument-based methods.

     o ANTIBODY SERVICES: THE COMPANY Continues its expansion of our customized antibody production and solutions to existing customers while targeting new customers in the pharmaceutical, diagnostic, and research verticals within the $300 million antibody services market.

     o WATER QUALITY SAFETY: THE COMPANY Continues to work with key decision makers in the food and beverage sectors to create a results-based total water quality monitoring service drawing from our current base of customized Water Safety tests.

     o GENETIC IMMUNIZATION AND PROTEOMICS: The Company is investing in a new research and production facility to commercialize important new technologies for high throughput production of antibodies and has recruited two expert scientists to drive this effort. This technology is specifically targeted at the rapidly developing proteomics market and the enablement of customer research, development and commercialization in the diagnostics, pharmaceutical and research markets.

     o ENVIRONMENTAL TESTING: The Company is expanding both its domestic and international channel partnerships to improve awareness, achieve greater distribution and increased market penetration. Richard Simmonds joined the Company in October 2003 as Director of International Distribution and Sales, and is leading the Company's channel partner strategy outside the U.S. for environmental testing, expanding its ability to sell into established and emerging markets without incurring significant sales and marketing costs.

"We achieved several milestones during the quarter, including key new hires while continuing to focus on refining our customer-centric product development approach," continued Mr. Knight. "The addition of a veteran chief financial officer, an exceptional vice president of marketing, and several recognized scientific leaders, has significantly strengthened our management and development team. We have made great progress in controlling our operating expenses and manufacturing processes to increase operating leverage. The utilization of our customer-centric, stage-and-gate product development strategy will yield further top-line improvements in 2005."

Conference Call
---------------
A conference call to review fourth quarter results is scheduled for 11:00 a.m. Eastern-time today. The dial-in number for the live conference call will be 877-407-8031 (201-689-8031 outside the U.S.). A live webcast of the conference call will be available on the Company's website, www.sdix.com, as well as www.vcall.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on each of these websites for 90 days. Telephone replays of the call will be available from 2:00 p.m. Eastern-time on March 3 through 11:59 p.m. on March 4. To listen to the telephone replay, dial 877-660-6853 (201-612-7415 outside the U.S.) and enter account number 1628 and conference ID 139036.

About Strategic Diagnostics Inc.
--------------------------------
SDI develops and markets biotechnology based detection solutions for a broad range of agricultural, industrial, environmental and water management applications. By leveraging its expertise in immunology, proteomics, bio-luminescence, and other bio-reactive technologies with innovative application and production capabilities, the Company is able to provide sophisticated diagnostic testing and immunoreagent systems to a diverse customer base serving Food, beverage, agronomic and pharmaceutical markets. The Strategic BioSolutions business unit of SDI serves the research, human diagnostic and pharmaceutical sectors with a wide range of services including complete outsourcing for the production of monoclonal and polyclonal antibodies used in commercialized products offered by leading diagnostic and pharmaceutical companies. FeedChek(TM), Trait Chek(TM), GMO QuickChek(TM), and GMO Chek(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

                STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARY

                       CONSOLIDATED BALANCE SHEETS
             (in thousands, except share and per share data)
                               (unaudited)

                                                                                          December 31,
--------------------------------------------------------------------------------------------------------------
                                                                                    2004                2003
--------------------------------------------------------------------------------------------------------------
 ASSETS
 Current Assets:
      Cash and cash equivalents                                                    $ 8,096            $ 5,158
      Receivables, net                                                               3,858              3,795
      Inventories                                                                    3,090              3,230
      Deferred tax asset                                                             1,071              1,336
      Other current assets                                                             336                502
--------------------------------------------------------------------------------------------------------------
         Total current assets                                                       16,451             14,021
--------------------------------------------------------------------------------------------------------------

 Property and equipment, net                                                         3,605              3,947
 Other assets                                                                            2                  3
 Deferred tax asset                                                                  8,288              8,347
 Intangible assets, net                                                              6,996              6,957
--------------------------------------------------------------------------------------------------------------
         Total assets                                                             $ 35,342           $ 33,275
==============================================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
      Accounts payable                                                               $ 868              $ 788
      Accrued expenses                                                               1,525              1,342
      Current portion of long term debt                                                211                211
--------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                   2,604              2,341
--------------------------------------------------------------------------------------------------------------

 Long-term debt                                                                        773                983
--------------------------------------------------------------------------------------------------------------

 Stockholders' Equity
      Preferred stock, $.01 par value, 20,920,648 shares authorized,
         no shares issued or outstanding                                                 -                  -
      Common stock, $.01 par value, 35,000,000 shares authorized,
         19,379,602 and 19,200,488 issued and outstanding
         at December 31, 2004 and December 31, 2003, respectively                      194                192
      Additional paid-in capital                                                    36,596             36,140
      Accumulated deficit                                                           (4,759)            (6,262)
      Deferred compensation                                                           (206)              (192)
      Cumulative translation adjustments                                               140                 73
--------------------------------------------------------------------------------------------------------------
         Total stockholders' equity                                                 31,965             29,951
--------------------------------------------------------------------------------------------------------------
         Total liabilities and stockholders' equity                               $ 35,342           $ 33,275
==============================================================================================================

                    STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                                      THREE MONTHS                         TWELVE MONTHS
                                                                    ENDED DECEMBER 31,                   ENDED DECEMBER 31,
-------------------------------------------------------------------------------------------    -------------------------------------
                                                                    2004        2003                       2004           2003
-------------------------------------------------------------------------------------------    -------------------------------------
 NET REVENUES:
-------------------------------------------------------------------------  ----------------    -----------------     ---------------
         Product related                                        $  6,695        $    6,270            $  24,011           $  25,466
         Contract and other                                            -                 -                    -                 117
-------------------------------------------------------------------------  ----------------    -----------------     ---------------
               Total net revenues                                  6,695             6,270               24,011              25,583
-------------------------------------------------------------------------  ----------------    -----------------     ---------------
 OPERATING EXPENSES:
         Manufacturing                                             2,959             5,749               10,442              14,511
         Research and development                                    649               617                2,557               2,603
         Selling, general and administrative                       2,455             2,778                9,241              10,046
-------------------------------------------------------------------------  ----------------    -----------------     ---------------
               Total operating expenses                            6,063             9,144               22,240              27,160
-------------------------------------------------------------------------  ----------------    -----------------     ---------------

               Operating income (loss)                               632            (2,874)               1,771              (1,577)

 Interest income (expense), net                                       22                (6)                  53                 (40)
-------------------------------------------------------------------------  ----------------    -----------------     ---------------

 Income before taxes                                                 654            (2,880)               1,824              (1,617)
-------------------------------------------------------------------------  ----------------    -----------------     ---------------

               Income tax expense                                    (12)           (1,216)                 321                (763)
-------------------------------------------------------------------------  ----------------    -----------------     ---------------

 Net income (loss)                                                   666            (1,664)               1,503                (854)
-------------------------------------------------------------------------  ----------------    -----------------     ---------------

 Basic net income per share                                     $   0.03       $     (0.09)             $  0.08          $    (0.04)
=========================================================================  ================    =================     ===============

 Shares used in computing basic
         net loss per share                                   19,270,000        19,122,000           19,242,000          18,999,000
=========================================================================  ================    =================     ===============

 Diluted net loss per share                                     $   0.03       $     (0.09)             $  0.08          $    (0.04)
=========================================================================  ================    =================     ===============

 Shares used in computing diluted
         net loss per share                                   19,361,000        19,122,000           19,495,000          18,999,000
=========================================================================  ================    =================     ===============